UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
----------------------	----------------------	----------------------
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully’s Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events.

Item 8.01 Other Events.

On January 18, 2006, Mpower Holding Corporation issued the following press release:

Mpower Holding Corporation (AMEX:MPE), the parent company of Mpower Communications Corp., a leading provider of data and voice services to retail and wholesale business customers, today announced that its Board of Directors has approved a stock repurchase program under which Mpower is authorized to acquire up to $10 million of its outstanding common stock in the open market over the next 12 months. The company also announced it intends to adopt a prearranged 10b5-1 stock trading plan and use a portion of the $10 million to repurchase the company’s stock pursuant to that plan. That 10b5-1 plan will be implemented when permitted under company-imposed blackout periods and insider trading law restrictions.

Mpower’s stock repurchase program adopted today allows the company to make share purchases from time to time during its normal trading windows, depending on market conditions, share price and other factors. The 10b5-1 trading plan, when adopted, will allow Mpower to also repurchase shares at times when it otherwise might be prevented from doing so under the insider trading laws or because of self-imposed trading blackout periods.

“The Board’s approval of this program reflects a strong belief in Mpower’s future and is consistent with our belief that our current valuation does not reflect the underlying long-term value of the company,” explained Mpower Chairman and Chief Executive Officer Rolla P. Huff. “We are going to be opportunistic about making share repurchases in the open market from time to time during our normal trading windows. The 10b5-1 program, when adopted, will allow us to consistently purchase shares through prearranged trades without interruption, whether or not we are in a blackout period for any reason.”

The repurchased shares will be held in treasury. As of January 18, 2006, Mpower had 91,546,765 shares of common stock outstanding.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this press release regarding our and/or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

About Mpower Communications
Founded in 1996, Mpower Communications (AMEX:MPE) is a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for retail business and wholesale customers. Further information about the company can be found at www.mpowercom.com.

Contacts

Mpower Communications Investor Contact: Gregg Clevenger, Chief Financial Officer Phone: 585-218-6547 Email: invest@mpowercom.com	Mpower Communications Media Contact: Michele Sadwick, Vice President Phone: 585-218-6542 Email: msadwick@mpowercom.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: January 19, 2006	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Secretary